UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2025

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 801
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On June 1, 2025, Gary Ingenito, MD, PhD, the Chief Medical and Regulatory Officer of Catalyst Pharmaceuticals, Inc. (the “Company”) retired from his position. Dr. Ingenito reported to the Company that his decision to retire was not the result of any disagreements between Dr. Ingenito, on the one hand, and the Company, the Company’s management, or the Company’s Board of Directors, on the other hand, as to any matter relating to the Company’s operations, finances, policies, or practices. Dr. Ingenito will continue to serve as a consultant to the Company following his retirement in order to assist the Company in a smooth transition.

On June 2, 2025, William (Will) Andrews, MD, FACP joined the Company as its new Chief Medical Officer. Dr. Andrews is an executive leader with 25 years of global biopharmaceutical experience in clinical development, medical affairs, medical/commercial strategy, and business development. Dr. Andrews’s executive responsibilities have also included drug safety/pharmacovigilance, clinical operations, biometrics and data management, regulatory affairs, and alliance management. He has worked with both drugs and biologics across multiple therapeutic areas and through all phases of development. He has worked on multiple NDAs and global submissions and has co-led seven therapeutic launches. His primary area of expertise is in rare disease, having spent close to 20 years in this space. Prior to joining Catalyst, since 2023, Dr. Andrews served as CEO and President of Lighthouse Bio, a start-up focused on identification, assessment, and acquisition of rare disease therapeutic assets for new company formation. Prior to Lighthouse Bio, Dr. Andrews was Principal of Aletheia Lifesciences, a biopharmaceutical consultancy, during which he served as Acting CMO of a platform company developing AI-enabled precision medicines for rare diseases. From 2021 to 2022, Dr. Andrews served as Chief Medical Officer of Flexion Therapeutics, a biopharmaceutical company, where he led clinical research and development programs, drug safety/pharmacovigilance, biostatistics, and medical affairs until Flexion’s acquisition by Pacira Biosciences. Prior to that position, from 2020 to 2021, Dr. Andrews served as Chief Medical Officer of Akcea Therapeutics, a global biopharmaceutical company focused on the development and commercialization of anti-sense oligonucleotides for rare diseases, until Akcea’s acquisition by Ionis Pharmaceuticals. From 2017 to 2020, Dr. Andrews served as Chief Medical Officer of Acer Therapeutics, a development and commercialization company focused on rare, metabolic and cardiovascular diseases. Prior to his initial work with Acer Therapeutics, from 2016-2017, Dr. Andrews served first as Vice President, Medical Affairs and later as Senior Vice President, Business Development, for Aegerion Pharmaceuticals, from 2012-2016. Prior to that, Dr. Andrews served as (i) Vice President, Medical Affairs and Senior Research Physician, Clinical Development for Santhera Pharmaceuticals, from 2008-2011; (ii) in positions of increasing responsibility as Medical Director, then Senior Medical Director and then as Executive Medical Director, Medical Affairs with Sepracor (now Sunovion Pharmaceuticals), from 2003 to 2008; and (iii) as Medical Director of Clinquest, from 2001 to 2003. Dr. Andrews practiced internal medicine full time in Boston, MA, from 1994 to 2001, and part-time from 2001-2012. He served as an attending physician at Brigham and Women’s Hospital and as Clinical Faculty at Harvard Medical School. Dr. Andrews received his A.B. in Biology from Harvard University and his MD from Yale University School of Medicine.

On June 2, 2025, the Company issued a press release announcing Dr. Ingenito’s decision to retire and Dr. Andrews’s appointment as the Company’s new Chief Medical Officer. A copy of the Company’s press release reporting these matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by the Company on June 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Michael W. Kalb
Michael W. Kalb
Executive Vice President and Chief Financial Officer

Dated: June 2, 2025

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